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                                                                    Exhibit 23.2


[THE FOLLOWING CONSENT IS IN THE FORM THAT WILL BE SIGNED UPON EFFECTIVENESS OF THE REGISTRATION STATEMENT]




                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


QK Healthcare, Inc.
Ronkonkoma, New York

We hereby consent to the use in the Prospectus constituting a part of this
Registration Statement (Form S-1 No. 333-    ) of our report dated September 28,
1999, except for the reorganization discussed in Note 1 which is as of ___, 1999, relating to the financial statements of QK Healthcare, Inc., which is contained in that Prospectus, and of our report dated September 28, 1999, relating to the schedule, which is contained in Part II of the Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                                BDO Seidman, LLP


New York, New York

October 12, 1999